Exhibit 99.B(d)(42)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
J.P. Morgan Investment Management Inc.

As of October 3, 2005, as amended April 10, 2009, March 24, 2011, June 24, 2011,
January 25, 2012 and June 24, 2013

SEI Institutional Managed Trust

High Yield Bond Fund
U.S. Fixed Income Fund
Small Cap Fund
Small Cap Growth Fund
Mid-Cap Fund
Tax-Managed Small/Mid Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation		J.P. Morgan Investment Management Inc.

By:	/s/ Stephen Beinhacker	By:	/s/ Scott Moritz

Name:	Stephen Beinhacker	Name:	Scott Moritz

Title:	Vice President	Title:	Vice President

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
J.P. Morgan Investment Management Inc.

As of October 3, 2005, as amended April 10, 2009, March 24, 2011, June 24, 2011,
January 25, 2012 and June 24, 2013

Pursuant to Paragraph 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation		J.P. Morgan Investment Management Inc.

By:	/s/ Stephen Beinhacker	By:	/s/ Scott Moritz

Name:	Stephen Beinhacker	Name:	Scott Moritz

Title:	Vice President	Title:	Vice President